UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2006
SAVE THE WORLD AIR, INC.
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On February 21, Robert Sylk advised the Board of his decision not to stand for reelection to the Board of Directors at the Annual Meeting, in order to devote more of his business time and attention to the pursuit of his other business interests and opportunities.
     (d) On February 21, 2006, the Board of Directors appointed Cecil Kyte to fill a vacant seat on the Board of Directors. The committee appointments, if any, of Mr. Kyte have not yet been determined by the full Board of Directors. A description of the transactions, if any, during the past two years to which the Company was or is to be a party and in which Mr. Kyte had or is to have a material interest is not presently available. The Company will file an amendment to this 8-K after such information, if any, is determined or becomes available.
Item 8.01 Other Events.
     On February 21, 2006 the Board of Directors appointed John Bautista to serve as Executive Vice President of Operations. Prior to this appointment, Mr. Bautista served as the Company’s Vice President of Operations.
Item 9.01 Financial Statements and Exhibits
     None
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2006	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
Chief Executive Officer